ANNUAL STATEMENT OF COMPLIANCE
OF
LNR PARTNERS, LLC
The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special
Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on
Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:
1.
A review of the activities performed by the Special Servicer during the period commencing on January 1, 2014 and ending on December 31, 2014 (or any other shorter period set forth on Schedule I hereto) (the "Reporting Period"), and of the
Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and
2.
To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing
Agreement in all material respects throughout the Reporting Period.
LNR PARTNERS, LLC,
a Florida limited liability company
By:____/s/ Job Warshaw________
Job Warshaw
President
Dated: February 23, 2015

Schedule I
GSMS 2014-GC26
GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series
2014GC26
Dominion Bond Rating Service Limited
101 N.Wacker, Suite 100
Attn: Commercial Mortgage Surveillance
Chicago IL 60606
General Contact
Fitch Rating
One State Street Plaza, 31st Floor
Attention: Commercial Mortgaged-Backed Securities Surveillance
New York NY 10004
General Contact
Kroll Bond Rating Agency, Inc.,
845 Third Avnue, 4th Floor
Attention: CMBS Surveillance
New York NY 10022
General Contact
Moody's Investors Service, Inc.
7 World Trade Center
250 Greenwich Street
Attn: Commercial Mortgage Surveillace Group
New York NY 10007
General Contact
Pentalpha Surveillance LLC
375 N. French Road, Suite 100
Amherst NY 14228
Don Simon
U.S. Bank National Association
Corporation Trust Services
190 South LaSalle Street, 7th Floor
Mail Station: MK-IL-SL7C
Chicago IL 60603
Ann Kelly
U.S. Bank, N.A
US Bank Global Corporate Trust Services
Document Custody Services
1133 Rankin Street, Suite 100
St Paul MN 55116
Mike Wersal